Exhibit 99.1

State Street Corporation Achieves Record Revenue of $2.7 Billion in the Second Quarter, Up 39% From A Year Ago

Earnings Per Share of $1.35 up 26%, Including $0.05 in Merger and Integration Costs

Outlook Raised for 2008 Due to Momentum from Strong Year-Over-Year and Sequential Quarter Performance

BOSTON--(BUSINESS WIRE)--State Street Corporation announced today second-quarter 2008 earnings per share of $1.35 compared to $1.07 per share for the second quarter of 2007. Earnings per share in the second quarter of 2008 includes $22 million of after-tax merger and integration costs associated with the July 2007 acquisition of Investors Financial Services Corp. (“Investors Financial”), or $0.05 per share. Excluding these costs, operating earnings per share of $1.40 would have been up 31% compared to $1.07 in the second quarter of 2007. Revenue of $2.672 billion in the second quarter of 2008 represented a State Street record and is up 39.1%, compared to $1.921 billion in the year-ago quarter. Total expenses in the second quarter of 2008 of $1.841 billion are up 35.6%, compared to $1.358 billion in the year-ago quarter and, excluding the merger and integration costs, would be $1.809 billion, up 33.2%. Total revenue on a fully taxable-equivalent basis is $2.700 billion, up 39.7% from $1.933 billion a year ago. As a result, on an operating basis, State Street generated about 650 basis points of positive operating leverage. Excluding the results of Investors Financial and the merger and integration costs, revenue would be up 27% and expenses would be up 22%. For the second quarter of 2008, return on shareholders’ equity is 18.6%, and is 19.3%, excluding the merger and integration costs, compared to 19.2% in the second quarter of 2007.

Ronald E. Logue, State Street's chairman and chief executive officer, said, “Our strong performance in the second quarter following outstanding performance in the first quarter demonstrates our core business strength and our ability to sustain strong momentum globally. Additionally, the performance of the acquired Investors Financial business continues to meet or exceed the financial targets we established with more than 90% of the customer revenue now retained. Our year-over-year and sequential quarterly growth in servicing fees is fueled by new business wins and increased cross selling. On the investment management side, I am pleased with SSgA’s financial performance amid market disruption.”

Logue added, “In these markets, we continue to experience strong year-over-year results in securities finance and trading, as well as net interest revenue. We are pleased to achieve positive operating leverage on both a quarter-to-quarter and on a year-over-year basis, the fifteenth consecutive quarter as measured on a year-over-year basis.”

Logue concluded, “Our strong results of the quarter, plus the benefit of the $2.8 billion in equity capital that we issued in early June, enhanced the Corporation’s solid capital position. Given the strength of the first half of the year, we now expect both growth in operating earnings per share to approach the high end of the 10 to 15 percent range and achievement of operating return on equity to approach the high end of the 14 percent to 17 percent range in 2008. We are also increasing our outlook for growth in revenue, expecting to exceed the high end of the 14 percent to 17 percent range in 2008. We continue to be focused on achieving positive operating leverage on an annual basis.”

In reporting its financial results for the second quarter of 2008, State Street has prepared information in four categories:

  “Baseline” results are results on an operating basis excluding the “Investors Financial” results described below and are presented on a fully taxable-equivalent basis.
  “Investors Financial” results are the revenue and expenses, including financing costs and amortization of intangibles, attributable to the Investors Financial business acquired on July 2, 2007, but excluding merger and integration costs, all presented on a fully taxable-equivalent basis. Per-share amounts reflect the effect of the acquisition on outstanding shares.
  “Operating-basis” results are “reported” results excluding the merger and integration costs. They are presented on a fully taxable-equivalent basis.
  “Reported” results are in accordance with U.S. generally accepted accounting principles (GAAP).

Management believes that providing separate Investors Financial results and baseline financial information further assists investors and analysts in understanding the effect of that acquisition. Management presents results on an operating basis in order to provide financial information that is comparable from period to period and to present comparable financial trends with respect to our ongoing business operations. Management believes such presentation facilitates an investor’s understanding and analysis of our underlying performance and trends in addition to financial information prepared in accordance with GAAP.

$ in millions except per share data
For the three months ended
June 30, 2008
	Baseline (a)	Investors Financial	Operating	Reported
Fee Revenue	$1,802	$204	$2,006	$2,006
All other revenue	645	49	694	666
Total revenue	2,447	253	2,700	2,672
Total expenses	1,651	158	1,809	1,841
Income taxes	279	42	321	283
Net income	$517	$53	$570	$548
Diluted EPS	$1.38	$0.02	$1.40	$1.35

(a) represents State Street results on an “operating basis,” further adjusted to exclude the “ Investors Financial” results described in the adjoining column, all presented on a fully taxable-equivalent basis.

SECOND QUARTER RESULTS VS. YEAR-AGO QUARTER

Total revenue increased 39.1% to $2.7 billion in the second quarter of 2008 compared to the second quarter of 2007, and total expenses grew 35.6% to $1.8 billion over the same period.

Servicing fees are up 28%, to $977 million from $766 million in last year’s second quarter. The increase is attributable to the impact of the acquisition of Investors Financial as well as to business from existing and new customers in 2008, offset partially by lower average daily equity market valuations. Total assets under custody are $15.26 trillion at June 30, 2008, up 17%, compared with $13.04 trillion a year ago. Daily average values for the S&P 500 Index are down 8%, for the MSCI® EAFE IndexSM are down 6%, and for the NASDAQ are down 5%, during the second quarter 2008 from the year-ago quarter.

Investment management fees, generated by State Street Global Advisors, are $280 million, down $4 million, or 1%, from $284 million in the second quarter of 2007, a period which preceded the disruption in the fixed-income markets. The decline is primarily due to lower performance fees and a 10% decrease in average month-end equity valuations, offset partially by new business. Total assets under management are $1.89 trillion at June 30, 2008, down 2%, compared to $1.93 trillion the previous year.

Trading services revenue, which includes foreign exchange trading revenue and brokerage and other fees, is $320 million for the quarter, up 23% from $260 million a year ago. The improvement was due primarily to increased volatility and higher volumes in foreign exchange.

Securities finance revenue is $352 million in the quarter, up 117% compared to $162 million in the year-ago quarter, primarily reflecting an increase in spreads. Both quarters’ results represent seasonally high activity.

Processing fees and other revenue are up 18% at $77 million, compared to $65 million due to revenue associated with Investors Financial. Total assets in our asset-backed commercial paper program at June 30, 2008, are $28.4 billion, which are not recorded on our consolidated balance sheet. The unrealized after-tax mark-to-market loss on the investment securities in our asset-backed commercial paper program at June 30, 2008, increased about $130 million to $1.6 billion from $1.5 billion at March 31, 2008, due to continued disruption in the fixed-income markets.

Net interest revenue on a fully taxable-equivalent basis is $685 million, an increase of $288 million, or 73%, from $397 million a year ago. The increase in net interest revenue is due to improved spreads and a favorable mix of deposits. Net interest margin increased to 2.31% from 1.64% a year ago. The balance sheet increased 30% to $146.2 billion at June 30, 2008 from June 30, 2007. The unrealized after-tax mark-to-market loss on the investment portfolio increased $72 million, or 4%, to $2.012 billion at June 30, 2008 compared to $1.940 billion at March 31, 2008, due to increases in fixed-income rates, offset partially by tighter credit spreads.

Expenses increased to $1.841 billion, up 35.6% from $1.358 billion a year ago, partially due to the acquisition of Investors Financial. Excluding $158 million in operating costs associated with Investors Financial and $32 million in merger and integration costs, expenses are up 21.6% to $1.651 billion. Salaries and benefits expenses are up 31% to $1.060 billion, primarily attributable to the additional expense from the Investors Financial acquisition and increased staffing to support new business, as well as higher benefits expense. The increase in expenses includes higher transaction processing services, up 22% to $172 million, due to the impact of Investors Financial and higher volumes. Expenses for information systems & communications increased $36 million, to $164 million, primarily due to the impact of Investors Financial and costs to support growth in Europe. Occupancy expense increased 17%, or $17 million, to $115 million. Other expenses increased 63% to $298 million from $183 million due to costs associated with professional fees and our acquisition of Investors Financial, as well as higher securities processing expenses.

SECOND-QUARTER 2008 RESULTS VS. FIRST QUARTER 2008

Second-quarter earnings per share of $1.35 is flat, compared to the first quarter, but excluding merger and integration costs of $0.05 per share in the second quarter of 2008 and of $0.04 per share in the first quarter of 2008, is up 1% from $1.39 to $1.40. Total revenue in the second quarter of $2.672 billion is up 3.7% versus $2.577 billion in the first quarter. Total expenses are $1.841 billion, up 3.8% versus $1.774 billion in the first quarter. Excluding merger and integration costs of $32 million in the second quarter and $26 million in the first quarter, operating expenses would be up 3.5%. Total revenue on a fully taxable-equivalent basis is $2.700 billion, up 3.8% from $2.600 billion in the first quarter of 2008. As a result, on an operating basis, State Street generated about 30 basis points of positive operating leverage. For the second quarter of 2008, return on shareholders’ equity is 18.6% and 19.3% excluding the merger and integration costs, compared with 18.7% and 19.4% excluding the merger and integration costs in the first quarter.

Servicing fees are up 2% to $977 million due to business from new and existing customers and slightly higher daily equity valuations. Management fees are up slightly at $280 million, primarily due to favorable equity markets, offset partially by lower performance fees. Trading services decreased 13% to $320 million due principally to lower revenue in foreign exchange. Securities finance revenue increased 16%, from $303 million to $352 million, due to seasonally high volumes and improved spreads. Processing fees and other revenue are up from $54 million to $77 million. Net interest revenue on a fully taxable-equivalent basis increased $37 million, or 6%, to $685 million, compared to $648 million in the first quarter due primarily to improved spreads.

Salaries and employee benefits total $1.060 billion, down slightly from $1.062 billion. Transaction processing services increased $10 million, or 6%, to $172 million. Information systems and communications expense is up 6%, or $9 million, to $164 million primarily due to infrastructure expenses for investment management, trading services, and hedge fund servicing. Occupancy increased $5 million or 5% to $115 million. Other expenses are up $39 million, or 15%, from $259 million to $298 million primarily as a result of costs associated with professional fees and globalization efforts.

The effective tax rate for the second quarter is 34.0%, flat with the first quarter. We completed the divestiture of our 50% interest in CitiStreet in early July, resulting in a gain of about $0.47 per share. Taking into account the effect of the CitiStreet divestiture, the expected effective tax rate for 2008 is 34.6%. Excluding the impact of the divestiture, the expected effective tax rate for 2008 is 34.0%.

ADDITIONAL INFORMATION

All per share amounts represent diluted earnings per share.

INVESTOR CONFERENCE CALL

State Street will webcast an investor conference call today, Tuesday, July 15, 2008, at 9:30 a.m. EDT, available at www.statestreet.com/stockholder. The conference call will also be available via telephone, at +1 706/679-5594 (Conference ID# 52518194). Recorded replays of the conference call will be available on the web site, and by telephone at +1 706/645-9291(Conference ID# 52518194), beginning approximately two hours after the call’s completion. The telephone replay will be available for two weeks following the conference call. This press release, presentation materials to be referred to on the conference call, and additional financial information is available on State Street’s website, at www.statestreet.com/stockholder, under “Financial Reports.”

State Street Corporation (NYSE: STT) is the world's leading provider of financial services to institutional investors, including investment servicing, investment management and investment research and trading. With $15.257 trillion in assets under custody and $1.894 trillion in assets under management at June 30, 2008, State Street operates in 26 countries and more than 100 geographic markets worldwide and employs 28,700 worldwide. For more information, visit State Street’s web site at www.statestreet.com or call 877/639-7788 [NEWS STT] toll-free in the United States and Canada, or +1 202/266-3340 outside those countries.

FORWARD-LOOKING STATEMENTS

This news announcement contains forward-looking statements as defined by United States securities laws, including statements about State Street’s goals and expectations, the financial outlook and business environment. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing State Street's expectations or beliefs as of any date subsequent to the date of this release.

Important factors that may affect future results and outcomes include:

  State Street's ability to integrate acquisitions into its business, including the acquisition of Investors Financial Services Corp.;
  the level and volatility of interest rates, particularly in the U.S., Europe and the Asia/Pacific region; the performance and volatility of securities, currency and other markets in the U.S. and internationally; and economic conditions and monetary and other governmental actions designed to address those conditions;
  the liquidity of the U.S. and International securities markets, particularly the markets for fixed-income securities, including asset-backed commercial paper; and the liquidity requirements of State Street’s customers;
  State Street’s ability to measure the fair value of securities in its investment securities portfolio, particularly given current market conditions for many of those securities;
  the credit quality and credit agency ratings of the securities in State Street’s investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss;
  State Street's ability to attract non-interest bearing deposits and other low-cost funds;
  the possibility that changes in market conditions, asset performance or accounting standards may require any off-balance sheet activities, including State Street’s asset-backed commercial paper conduits, to be consolidated into State Street’s financial statements, requiring recognition of associated losses, if any;
  the results of litigation and similar disputes and, in particular, the effect that current or potential litigation may have on its reputation and that of State Street Global Advisors (SSgA) and State Street’s ability to attract and retain customers; and the possibility that the ultimate costs of the legal exposure associated with certain of SSgA’s actively managed fixed-income strategies may exceed or be below the level of the related reserve, in view of the uncertainties of the timing and outcome of litigation, and the amounts involved;
  the possibility of further developments of the nature that previously gave rise to the legal exposure associated with certain of SSgA’s actively managed fixed-income and other investment strategies;
  the performance and demand for the investment products State Street offers;
  the competitive environment in which State Street operates;
  the enactment of legislation and changes in regulation and enforcement that impact State Street and its customers, as well as the effects of legal and regulatory proceedings, including litigation;
  State Street's ability to continue to grow revenue, control expenses and attract the capital necessary to achieve its business goals and comply with regulatory requirements;
  State Street's ability to manage systemic risks and control operating risks;
  State Street’s ability to obtain quality and timely services from third parties with which it contracts;
  trends in the globalization of investment activity and the growth on a worldwide basis in financial assets;
  trends in governmental and corporate pension plans and savings rates;
  changes in accounting standards and practices, including changes in the interpretation of existing standards, that impact State Street's consolidated financial statements; and
  changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that impact the amount of taxes due.

Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in State Street's 2007 Annual Report on Form 10-K and its subsequent SEC filings, including, in particular, its Current Report on Form 8-K dated June 2, 2008. State Street encourages investors to read these filings, particularly the sections on Risk Factors, and its subsequent SEC filings for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this press release speak only as of the date hereof, July 15, 2008, and State Street does not undertake efforts to revise those forward-looking statements to reflect events after this date.

STATE STREET CORPORATION
Earnings Press Release Addendum

Financial Highlights
June 30, 2008

	Quarters Ended			% Change
	June 30, 2008 (1)	March 31, 2008 (1)	June 30, 2007	Q2 2008 vs. Q1 2008	Q2 2008 vs. Q2 2007
(Dollars in millions, except per share amounts or where otherwise noted)

Total Revenue	$2,672	$2,577	$1,921	4%	39%
Total Expenses (2)	1,841	1,774	1,358	4	36
Net Income	548	530	366	3	50

Diluted Earnings Per Share (3) (4)	$1.35	$1.35	$1.07	-	26

Cash Dividends Declared Per Share	$.24	$.23	$.22
Closing Price Per Share of Common Stock (at quarter end)	63.99	79.00	68.40

Return on Equity	18.6%	18.7%	19.2%

At Quarter End:
Assets Under Custody (AUC) (in trillions)	$15.26	$14.90	$13.04
Assets Under Management (AUM) (in trillions)	1.89	1.96	1.93
	Six Months Ended		% Change
	June 30, 2008 (5)	June 30, 2007	2008 vs. 2007

(Dollars in millions, except per share amounts)

Total Revenue	$5,249	$3,617	45%
Total Expenses (6)	3,615	2,571	41
Income Tax Expense	556	366	52
Net Income	1,078	680	59

Diluted Earnings Per Share (4)	2.70	2.00	35

Cash Dividends Declared Per Share	.47	.43	9

Return on Equity	18.6	18.4

(1) Quarters ended June 30, 2008 and March 31, 2008 include financial results of Investors Financial, which State Street acquired on July 2, 2007.

(2) Total expenses for the quarters ended June 30, 2008 and March 31, 2008 include merger and integration costs of $32 million and and $26 million, respectively, or $22 million and $17 million after-tax, respectively, recorded in connection with the acquisition of Investors Financial.

(3) Diluted earnings per share for the quarters ended June 30, 2008 and March 31, 2008 reflect the issuance of 60.8 million shares of common stock on July 2, 2007 in connection with the acquisition of Investors Financial.

(4) Diluted earnings per share for the quarter and six months ended June 30, 2008 reflect the issuance of 40.5 million shares of common stock on June 3, 2008.

(5) Six months ended June 30, 2008 includes financial results of Investors Financial, which State Street acquired on July 2, 2007.

(6) Total expenses for the six months ended June 30, 2008 include merger and integration costs of $58 million, or $39 million after-tax, recorded in connection with the acquisition of Investors Financial.

STATE STREET CORPORATION
Earnings Press Release Addendum

SELECTED FINANCIAL INFORMATION
Quarters and Six Months Ended June 30, 2008 and June 30, 2007

	Quarters Ended			Six Months Ended
	June 30, 2008 (1)	June 30, 2007	% Change	June 30, 2008 (1)	June 30, 2007	% Change
(Dollars in millions, except per share amounts)

Fee Revenue:
Servicing fees	$977	$766	28%	$1,937	$1,484	31%
Management fees	280	284	(1)	558	545	2
Trading services	320	260	23	686	480	43
Securities finance	352	162	117	655	260	152
Processing fees and other	77	65	18	131	138	(5)
Total fee revenue	2,006	1,537	31	3,967	2,907	36

Net Interest Revenue:
Interest revenue	1,137	1,203	(5)	2,425	2,375	2
Interest expense	480	818	(41)	1,143	1,665	(31)
Net interest revenue (2)	657	385	71	1,282	710	81
Provision for loan losses	-	-		-	-
Net interest revenue after provision for loan losses	657	385	71	1,282	710	81

Gains (Losses) related to investment securities, net	9	(1)		-	-
Total revenue	2,672	1,921	39.1	5,249	3,617	45.1

Operating Expenses:
Salaries and employee benefits	1,060	808	31	2,122	1,547	37
Information systems and communications	164	128	28	319	253	26
Transaction processing services	172	141	22	334	270	24
Occupancy	115	98	17	225	192	17
Merger and integration costs	32	-	-	58	-	-
Other	298	183	63	557	309	80
Total operating expenses	1,841	1,358	35.6	3,615	2,571	40.6
Income before income tax expense	831	563	48	1,634	1,046	56
Income tax expense	283	197		556	366
Net income	$548	$366	50	$1,078	$680	59

Earnings Per Share:
Basic	$1.36	$1.09	25	$2.73	$2.03	34
Diluted	1.35	1.07	26	2.70	2.00	35

Average Shares Outstanding (in thousands):
Basic	402,482	335,769		395,212	334,908
Diluted	406,964	341,101		399,684	339,338

Consolidated Selected Financial Information presented above was prepared in accordance with accounting principles generally accepted in the United States.

(1) Quarter and six months ended June 30, 2008 includes financial results of Investors Financial, which State Street acquired on July 2, 2007.

(2) Net interest revenue on a fully taxable-equivalent basis was $685 million and $397 million for the quarters ended June 30, 2008 and 2007, respectively, and $1.33 billion and $734 million for the six months ended June 30, 2008 and 2007, respectively. These amounts include taxable-equivalent adjustments of $28 million and $12 million for the quarters ended June 30, 2008 and 2007, respectively, and $51 million and $24 million for the six months ended June 30, 2008 and 2007, respectively.

STATE STREET CORPORATION
Earnings Press Release Addendum

SELECTED FINANCIAL INFORMATION
Quarters Ended June 30, 2008 and March 31, 2008

	Quarters Ended
	June 30, 2008	March 31, 2008	% Change
(Dollars in millions, except per share amounts)

Fee Revenue:
Servicing fees	$977	$960	2%
Management fees	280	278	1
Trading services	320	366	(13)
Securities finance	352	303	16
Processing fees and other	77	54	43
Total fee revenue	2,006	1,961	2

Net Interest Revenue:
Interest revenue	1,137	1,288	(12)
Interest expense	480	663	(28)
Net interest revenue (1)	657	625	5
Provision for loan losses	-	-
Net interest revenue after provision for loan losses	657	625	5

Gains (Losses) related to investment securities, net	9	(9)
Total revenue	2,672	2,577	3.7

Operating Expenses:
Salaries and employee benefits	1,060	1,062	-
Information systems and communications	164	155	6
Transaction processing services	172	162	6
Occupancy	115	110	5
Merger and integration costs	32	26	23
Other	298	259	15
Total operating expenses	1,841	1,774	3.8
Income before income tax expense	831	803	3
Income tax expense	283	273
Net income	$548	$530	3

Earnings Per Share:
Basic	$1.36	$1.37	(1)
Diluted	1.35	1.35	-

Average Shares Outstanding (in thousands):
Basic	402,482	387,942
Diluted	406,964	393,647

Consolidated Selected Financial Information presented above was prepared in accordance with accounting principles generally accepted in the United States.

(1) Net interest revenue on a fully taxable-equivalent basis was $685 million and $648 million for the quarters ended June 30, 2008 and March 31, 2008, respectively. These amounts include taxable-equivalent adjustments of $28 million and $23 million.

STATE STREET CORPORATION
Earnings Press Release Addendum

SELECTED OPERATING-BASIS FINANCIAL INFORMATION
Quarters and Six Months Ended June 30, 2008 and June 30, 2007

	Quarters Ended (1)			Six Months Ended (1)
	June 30, 2008	June 30, 2007		June 30, 2008	June 30, 2007
(Dollars in millions, except per share amounts)			% Change			% Change

Fee Revenue:
Servicing fees	$977	$766	28%	$1,937	$1,484	31%
Management fees	280	284	(1)	558	545	2
Trading services	320	260	23	686	480	43
Securities finance	352	162	117	655	260	152
Processing fees and other	77	65	18	131	138	(5)
Total fee revenue	2,006	1,537	31	3,967	2,907	36

Net Interest Revenue:
Interest revenue, operating basis	1,165	1,215	(4)	2,476	2,399	3
Interest expense	480	818	(41)	1,143	1,665	(31)
Net interest revenue, operating basis	685	397	73	1,333	734	82
Provision for loan losses	-	-		-	-
Net interest revenue after provision for loan losses, operating basis	685	397	73	1,333	734	82

Gains (Losses) related to investment securities, net	9	(1)		-	-
Total revenue, operating basis (2)(3)	2,700	1,933	39.7	5,300	3,641	45.6

Operating Expenses:
Salaries and employee benefits	1,060	808	31	2,122	1,547	37
Information systems and communications	164	128	28	319	253	26
Transaction processing services	172	141	22	334	270	24
Occupancy	115	98	17	225	192	17
Other	298	183	63	557	309	80
Total operating expenses, operating basis (2)(3)	1,809	1,358	33.2	3,557	2,571	38.4
Income before income tax expense, operating basis	891	575	55	1,743	1,070	63
Income taxes, operating basis	293	197		575	366
Taxable-equivalent adjustment	28	12		51	24
Net income, operating basis	$570	$366	56	$1,117	$680	64

Diluted earnings per share, operating basis	$1.40	$1.07	31	$2.79	$2.00	40

Average diluted shares outstanding (in thousands)	406,964	341,101		399,684	339,338

Return on equity, operating basis	19.3%	19.2%		19.3%	18.4%

(1) Refer to the accompanying reconciliation of reported results to operating-basis results.

(2) For the quarter ended June 30, 2008, positive operating leverage in the year-over-year comparison was 650 basis points, based on growth in total operating-basis revenue of 39.7% and growth in total operating-basis expenses of 33.2%.

(3) For the six months ended June 30, 2008, positive operating leverage in the year-over-year comparison was 720 basis points, based on growth in total operating-basis revenue of 45.6% and growth in total operating-basis expenses of 38.4%.

STATE STREET CORPORATION
Earnings Press Release Addendum

SELECTED OPERATING-BASIS FINANCIAL INFORMATION
Quarters Ended June 30, 2008 and March 31, 2008

	Quarters Ended (1)
	June 30, 2008	March 31, 2008
(Dollars in millions, except per share amounts)			% Change

Fee Revenue:
Servicing fees	$977	$960	2%
Management fees	280	278	1
Trading services	320	366	(13)
Securities finance	352	303	16
Processing fees and other	77	54	43
Total fee revenue	2,006	1,961	2

Net Interest Revenue:
Interest revenue, operating basis	1,165	1,311	(11)
Interest expense	480	663	(28)
Net interest revenue, operating basis	685	648	6
Provision for loan losses	-	-
Net interest revenue after provision for loan losses, operating basis	685	648	6

Gains (Losses) related to investment securities, net	9	(9)
Total revenue, operating basis (2)	2,700	2,600	3.8

Operating Expenses:
Salaries and employee benefits, operating basis	1,060	1,062	-
Information systems and communications	164	155	6
Transaction processing services	172	162	6
Occupancy	115	110	5
Other, operating basis	298	259	15
Total operating expenses, operating basis (2)	1,809	1,748	3.5
Income before income tax expense, operating basis	891	852	5
Income taxes	293	282
Taxable-equivalent adjustment	28	23
Net income, operating basis	$570	$547	4

Diluted earnings per share, operating basis	$1.40	$1.39	1

Average diluted shares outstanding (in thousands)	406,964	393,647

Return on equity, operating basis	19.3%	19.4%

(1) Refer to the accompanying reconciliation of reported results to operating-basis results.

(2) For the quarter ended June 30, 2008, positive operating leverage in the quarter-over-quarter comparison was 30 basis points, based on growth in total operating-basis revenue of 3.8% and growth in total operating-basis expenses of 3.5%.

STATE STREET CORPORATION
Earnings Press Release Addendum

RECONCILIATION OF REPORTED RESULTS TO OPERATING-BASIS RESULTS
Quarter and Six Months Ended June 30, 2008

(Dollars in millions, except per share amounts)	Quarter Ended June 30, 2008				Six Months Ended June 30, 2008

	Reported			Operating	Reported			Operating
	Results	Adjustments		Results	Results	Adjustments		Results
Fee Revenue:
Servicing fees	$977			$977	$1,937			$1,937
Management fees	280			280	558			558
Trading services	320			320	686			686
Securities finance	352			352	655			655
Processing fees and other	77			77	131			131
Total fee revenue	2,006			2,006	3,967			3,967

Net Interest Revenue:
Interest revenue	1,137	$28	(1)	1,165	2,425	$51	(1)	2,476
Interest expense	480	-		480	1,143	-		1,143
Net interest revenue	657	28		685	1,282	51		1,333
Provision for loan losses	-	-		-	-	-		-
Net interest revenue after provision for loan losses	657	28		685	1,282	51		1,333

Gains (Losses) related to investment securities, net	9	-		9	-	-		-
Total revenue	2,672	28		2,700	5,249	51		5,300

Operating Expenses:
Salaries and employee benefits	1,060	-		1,060	2,122	-		2,122
Information systems and communications	164	-		164	319	-		319
Transaction processing services	172	-		172	334	-		334
Occupancy	115	-		115	225	-		225
Merger and integration costs	32	(32)	(2)	-	58	(58)	(2)	-
Other	298	-		298	557	-		557
Total operating expenses	1,841	(32)		1,809	3,615	(58)		3,557
Income before income taxes	831	60		891	1,634	109		1,743
Income taxes	283	10		293	556	19		575
Taxable-equivalent adjustment	-	28	(1)	28	-	51	(1)	51
Net income	$548	$22		$570	$1,078	$39		$1,117

Diluted earnings per share	$1.35	$.05		$1.40	$2.70	$.09		$2.79

Average diluted shares outstanding (in thousands)	406,964	406,964		406,964	399,684	399,684		399,684

Return on equity	18.6%	0.7%		19.3%	18.6%	0.7%		19.3%

Reported results reflect State Street's Consolidated Statement of Income prepared in accordance with accounting principles generally accepted in the United States.

(1) Represents taxable-equivalent adjustment, which is not included in reported results.

(2) Represents merger and integration costs recorded in connection with the acquisition of Investors Financial, which are direct and incremental costs associated with the acquisition and do not include ongoing expenses of the combined organization.

STATE STREET CORPORATION
Earnings Press Release Addendum

RECONCILIATION OF REPORTED RESULTS TO OPERATING-BASIS RESULTS
Quarter and Six Months Ended June 30, 2007

(Dollars in millions, except per share amounts)	Quarter Ended June 30, 2007				Six Months Ended June 30, 2007

	Reported			Operating	Reported			Operating
	Results	Adjustments		Results	Results	Adjustments		Results
Fee Revenue:
Servicing fees	$766			$766	$1,484			$1,484
Management fees	284			284	545			545
Trading services	260			260	480			480
Securities finance	162			162	260			260
Processing fees and other	65			65	138			138
Total fee revenue	1,537			1,537	2,907			2,907

Net Interest Revenue:
Interest revenue	1,203	$12	(1)	1,215	2,375	$24	(1)	2,399
Interest expense	818	-		818	1,665	-		1,665
Net interest revenue	385	12		397	710	24		734
Provision for loan losses	-	-		-	-	-		-
Net interest revenue after provision for loan losses	385	12		397	710	24		734

Gains (Losses) related to investment securities, net	(1)	-		(1)	-	-		-
Total revenue	1,921	12		1,933	3,617	24		3,641

Operating Expenses:
Salaries and employee benefits	808	-		808	1,547	-		1,547
Information systems and communications	128	-		128	253	-		253
Transaction processing services	141	-		141	270	-		270
Occupancy	98	-		98	192	-		192
Other	183	-		183	309	-		309
Total operating expenses	1,358	-		1,358	2,571	-		2,571
Income before income taxes	563	12		575	1,046	24		1,070
Income taxes	197	-		197	366	-		366
Taxable-equivalent adjustment	-	12	(1)	12	-	24	(1)	24
Net income	$366	$-		$366	$680	$-		$680

Diluted earnings per share	$1.07	$-		$1.07	$2.00	$-		$2.00

Average diluted shares outstanding (in thousands)	341,101	-		341,101	339,338	-		339,338

Return on equity	19.2%	-%		19.2%	18.4%	-%		18.4%

Reported results reflect State Street's Consolidated Statement of Income prepared in accordance with accounting principles generally accepted in the United States.

(1) Represents taxable-equivalent adjustment, which is not included in reported results.

STATE STREET CORPORATION
Earnings Press Release Addendum

RECONCILIATION OF REPORTED RESULTS TO OPERATING-BASIS RESULTS
Quarter Ended March 31, 2008

(Dollars in millions, except per share amounts)	Quarter Ended March 31, 2008

	Reported			Operating
	Results	Adjustments		Results
Fee Revenue:
Servicing fees	$960			$960
Management fees	278			278
Trading services	366			366
Securities finance	303			303
Processing fees and other	54			54
Total fee revenue	1,961			1,961

Net Interest Revenue:
Interest revenue	1,288	$23	(1)	1,311
Interest expense	663	-		663
Net interest revenue	625	23		648
Provision for loan losses	-	-		-
Net interest revenue after provision for loan losses	625	23		648

Gains (Losses) related to investment securities, net	(9)	-		(9)
Total revenue	2,577	23		2,600

Operating Expenses:
Salaries and employee benefits	1,062	-		1,062
Information systems and communications	155	-		155
Transaction processing services	162	-		162
Occupancy	110	-		110
Merger and integration costs	26	(26)	(2)	-
Other	259	-		259
Total operating expenses	1,774	(26)		1,748
Income before income taxes	803	49		852
Income taxes	273	9		282
Taxable-equivalent adjustment	-	23	(1)	23
Net income	$530	$17		$547

Diluted earnings per share	$1.35	$.04		$1.39

Average diluted shares outstanding (in thousands)	393,647	393,647		393,647

Return on equity	18.7%	0.7%		19.4%

Reported results reflect State Street's Consolidated Statement of Income prepared in accordance with accounting principles generally accepted in the United States.

(1) Represents taxable-equivalent adjustment, which is not included in reported results.

(2) Represents merger and integration costs recorded in connection with the acquisition of Investors Financial, which are direct and incremental costs associated with the acquisition and do not include ongoing expenses of the combined organization.

STATE STREET CORPORATION
Press Release Addendum

CONSOLIDATED STATEMENT OF CONDITION

	June 30,	December 31,	June 30,
(Dollars in millions, except per share amounts)	2008	2007	2007

Assets
Cash and due from banks	$4,587	$4,733	$4,851
Interest-bearing deposits with banks	20,636	5,579	4,616
Securities purchased under resale agreements	10,697	19,133	10,772
Federal funds sold	5,024	4,540	-
Trading account assets	311	589	849
Investment securities available for sale	67,607	70,326	62,748
Investment securities held to maturity	4,103	4,233	4,308
Loans and leases (net of allowance of $18)	14,666	15,784	12,050
Premises and equipment	1,992	1,894	1,725
Accrued income receivable	2,076	2,096	1,671
Goodwill	4,549	4,567	1,853
Other intangible assets	1,941	1,990	593
Other assets	8,032	7,079	6,232
Total assets	$146,221	$142,543	$112,268

Liabilities
Deposits:
Noninterest-bearing	$14,896	$15,039	$12,735
Interest-bearing -- U.S.	9,670	14,790	1,091
Interest-bearing -- Non-U.S.	72,681	65,960	59,210
Total deposits	97,247	95,789	73,036

Securities sold under repurchase agreements	15,266	14,646	13,089
Federal funds purchased	1,809	425	2,741
Other short-term borrowings	4,306	5,557	3,500
Accrued taxes and other expenses	2,877	4,392	3,204
Other liabilities	6,550	6,799	4,860
Long-term debt	4,127	3,636	4,090
Total liabilities	132,182	131,244	104,520

Shareholders' Equity
Preferred stock, no par: authorized 3,500,000; issued none
Common stock, $1 par: authorized 750,000,000 shares; issued 431,678,000, 398,366,000 and 337,126,000 shares	432	398	337
Surplus	6,712	4,630	365
Retained earnings	8,629	7,745	7,339
Accumulated other comprehensive loss	(1,716)	(575)	(276)
Treasury stock (at cost 406,000, 12,082,000 and 408,000 shares)	(18)	(899)	(17)
Total shareholders' equity	14,039	11,299	7,748
Total liabilities and shareholders' equity	$146,221	$142,543	$112,268

CONTACT:
State Street Corporation
Edward J. Resch, +1 617-664-1110
or
Investors:
Kelley MacDonald, +1 617-664-3477
or
Media:
Hannah Grove, +1 617-664-3377